As filed with the Securities and Exchange Commission on November 10, 2004

Registration No. 333 — ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

FISERV, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

255 Fiserv Drive
Brookfield, Wisconsin	53045
(Address of principal executive offices)	(Zip Code)

Fiserv, Inc. Employee Stock Purchase Plan
Australian Employee Stock Purchase Plan
Canadian Employee Stock Purchase Plan
Singapore Employee Stock Purchase Plan
The Fiserv Group Savings-Related Share Option Plan

(Full title of the plans)

_________________

Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer
and Assistant Secretary
Fiserv, Inc.
255 Fiserv, Inc.
Brookfield, Wisconsin 53045
(262) 879-5000
(Name, address and telephone number,
including area code, of agent for service)

_________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock,	2,000,000 shares	$35.53 (3)	$71,060,000.00 (3)	$9,003.31
$.01 par value, with attached	and rights
Preferred Stock Purchase Rights

(1)	Each share of Fiserv, Inc. Common Stock has attached thereto one Preferred Stock Purchase Right.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Fiserv, Inc. Employee Stock Purchase Plan.
(3)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Fiserv, Inc. Common Stock on The Nasdaq National Market on November 3, 2004. The value attributed to the Rights is reflected in the price of the Common Stock.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        On April 10, 2000 and October 29, 1999, Fiserv, Inc. (the “Registrant”), filed Registration Statements on Form S-8 (Reg. Nos. 333-34396 and 333-89957) to register 1,800,000 and 1,200,000 shares, respectively (each as adjusted to reflect the Registrant’s three-for-two stock split effective August 2001), of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”), issuable under the Fiserv, Inc. Employee Stock Purchase Plan, Australian Employee Stock Purchase Plan, Canadian Employee Stock Purchase Plan, Singapore Employee Stock Purchase Plan and The Fiserv Group Savings-Related Share Option Plan (the “Purchase Plans”).

        The purpose of this Registration Statement is to register 2,000,000 additional shares of the Common Stock in connection with the Purchase Plans.

        Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Reg. Nos. 333-34396 and 333-89957), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

        The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on this 10th day of November, 2004.

FISERV, INC.
By: /s/ Kenneth R. Jensen
Kenneth R. Jensen
Senior Executive Vice President,
Chief Financial Officer, Treasurer
and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Leslie M. Muma	President and Chief Executive Officer and	November 10, 2004
Leslie M. Muma	Director (Principal Executive Officer)
/s/ Kenneth R. Jensen	Senior Executive Vice President, Chief	November 10, 2004
Kenneth R. Jensen	Financial Officer, Treasurer and Assistant Secretary
and Director (Principal Financial and Accounting
Officer)
*	Chairman of the Board and Director	November 10, 2004
Donald F. Dillon
*	Director	November 10, 2004
Bruce K. Anderson
*	Director	November 10, 2004
Daniel P. Kearney
*	Director	November 10, 2004
Gerald J. Levy
*	Director	November 10, 2004
Glenn M. Renwick
*	Director	November 10, 2004
Kim M. Roback
*	Director	November 10, 2004
L. William Seidman
*	Director	November 10, 2004
Thomas C. Wertheimer

*By:  /s/ Kenneth R. Jensen
(Kenneth R. Jensen, as attorney-in-fact for the persons indicated)

S-1

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fiserv, Inc. Employee Stock Purchase Plan (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Reg. No. 333-34396) and incorporated herein by reference).

4.2	Australian Employee Stock Purchase Plan (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 333-34396) and incorporated herein by reference).

4.3	Canadian Employee Stock Purchase Plan (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 333-34396) and incorporated herein by reference).

4.4	Singapore Employee Stock Purchase Plan (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Reg. No. 333-34396) and incorporated herein by reference).

4.5	The Fiserv Group Savings-Related Share Option Plan (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-8 (Reg. No. 333-34396) and incorporated herein by reference).

4.6	Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference (File No. 0-14948)).

4.7	By-laws, as amended and restated (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference (File No. 0-14948)).

4.8	Shareholder Rights Agreement (filed as Exhibit 4 to the Company's Current Report on Form 8-K dated February 23, 1998 and incorporated herein by reference (File No. 0-14948)).

4.9	First Amendment to Shareholder Rights Agreement (filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 dated April 7, 2000 and incorporated herein by reference (Reg. No. 333-34310)).

4.10	Second Amendment to Shareholder Rights Agreement (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-14948)).

5.1	Opinion of Charles W. Sprague, Esq.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Charles W. Sprague, Esq. (included in Exhibit 5.1 hereto).

24.	Powers of Attorney.

E-1